Exhibit 99.1
Pelthos Therapeutics Announces Second Quarter 2026 Financial Results

Zelsuvmi® net product revenue grew 45% to $15.4 million during the second quarter of 2026 from $10.7 million in the first quarter of 2026

11,925 Zelsuvmi units were dispensed by 4,571 unique prescribers during the second quarter of 2026, representing a 48% quarter-over-quarter increase in units dispensed

More than 25,000 patients have now been prescribed Zelsuvmi since it was commercially launched in July 2025

Management will host a conference call today, August 13, 2026, at 8:30 a.m. ET

DURHAM, N.C., August 13, 2026 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos,” “we” or the “Company”), today announced its financial results for the second quarter ended June 30, 2026, which can be found in the Financial Results section of the Company’s website at https://ir.pelthos.com/financial-info/financial-results.

Second Quarter and Recent Highlights

•Zelsuvmi, the first at-home FDA-approved treatment (ages 1 and above) for molluscum contagiosum, a highly contagious viral skin infection that largely afflicts children, was launched in July 2025 and has generated $42.3 million in net sales in the first four quarters of commercial operations.

•As of June 30, 2026, 29,126 units of Zelsuvmi have been dispensed and written by 7,414 unique prescribers. Units of Zelsuvmi dispensed increased from 8,084 in the first quarter of 2026 to 11,925 in the second quarter of 2026, representing a 48% increase. For the first full year, since its commercial launch in July of 2025 through the end of the second quarter of 2026, more than 25,000 patients have been prescribed Zelsuvmi.

•In January 2026, we entered into a $50.0 million senior secured term loan facility with Horizon Technology Finance, of which we drew $30.0 million at the close. Based on the Company achieving trailing twelve-month net product revenues of $42.3 million as of June 30, 2026, we believe we have achieved access to an additional $10.0 million under the Horizon facility, subject to the lender’s discretion.

•The Company’s cash balance as of June 30, 2026 was $24.2 million, which based on its current projections, is expected to support the current business plan.

•As of June 30, 2026, we had approximately 9.0 million shares outstanding on an as-converted basis, which includes the conversion of approximately 52,128 shares of the Company’s Series A and 2,600 shares of Series C Convertible Preferred Stock, and approximately 3.7 million shares of common stock issued and outstanding.

Management Commentary

Scott Plesha, CEO of Pelthos, commented, “The growing adoption of Zelsuvmi and an increasing number of prescriptions written contributed significantly to our strong performance in the second quarter. We expect further growth for Zelsuvmi, with over 4,200 units dispensed in July and total units dispensed since the launch surpassing a significant milestone of 30,000. We believe that our continued commercial success, combined with the Horizon facility, and potential access to additional funds subject to the lender’s discretion, will provide us with the capital and flexibility necessary to advance our business plan. This includes the planned commercialization of Xepi® in the first quarter of 2027 and Xeglyze® in the third quarter of 2027.”

Second Quarter 2026 Financial Summary

•Net product revenue for Zelsuvmi during the second quarter of 2026 was $15.4 million, as compared to $10.7 million in the first quarter of 2026, representing a 45% quarter-over-quarter increase.

•Cost of goods sold was $3.6 million for the second quarter of 2026 compared to $1.7 million in the first quarter of 2026. Cost of goods sold includes fair value adjustments related to finished goods and active pharmaceutical ingredient inventory (“API”) on hand at the time of the Company’s merger in July 2025. Cost of goods sold for the second quarter of 2026 includes a $0.9 million write-off of commercial API inventory identified through the Company’s routine in-process quality control and testing as narrowly falling outside specific tolerances for use in commercial drug product. The underlying procedural cause of these out-of-specification results was addressed and subsequent API manufacturing has commenced and met specifications.

•Selling, general and administrative (“SG&A”) expenses were $27.7 million for the second quarter of 2026, as compared to $21.1 million for the first quarter of 2026, representing a 31% quarter-over-quarter increase. Quarter-over-quarter changes in SG&A included: (i) an increase in royalty and milestone expense of $6.0 million, due primarily to two non-recurring sales based milestones recorded during the second quarter in an amount of $5.3 million, (ii) an increase in cash basis personnel costs of $0.4 million, including $0.5 million of non-recurring severance, (iii) an increase of $0.7 million in non-cash expenses, comprised of stock based compensation and depreciation, and (iv) an increase of $0.7 million in corporate expenses; offset by (v) a reduction in regulatory and manufacturing related expenses of $0.8 million, and (vi) a reduction in marketing, travel, sales and commercial expenses of $0.5 million.

•Interest expense for the second quarter of 2026 and first quarter of 2026, respectively, was $2.4 million. Interest expense is attributable to (i) the Company’s existing convertible notes and its Horizon facility; and (ii) the accounting treatment of certain royalty and purchase agreement obligations entered into by the Company.

•Change in fair value of debt, related to the convertible notes issued in November 2025, was $3.7 million in the second quarter of 2026, as compared to $9.6 million for the first quarter of 2026. At issuance, the Company analyzed the terms of the convertible notes and its embedded features concluding it was appropriate to account for the convertible notes at fair value. Accordingly, the Company initially recognized the convertible notes at fair value and will subsequently measure the convertible notes at fair value with changes in fair value recorded in current period earnings or other comprehensive income.

•Net loss for the second quarter of 2026 was $(23.4) million, as compared to $(25.1) million for the first quarter of 2026.

•Adjusted EBITDA for the second quarter of 2026 was $(5.7) million, as compared to $(8.0) million for the first quarter of 2026, on a comparative basis discussed within the Non-GAAP Financial Information below.

•See additional detail within the Summary Financial Statement tables and Non-GAAP Financial Information below.

Webcast and Conference Call

Management will host a conference call and webcast today at 8:30 a.m. ET to discuss the Company’s second quarter 2026 results and provide a corporate update. Interested parties may participate in the call by dialing:

(877) 451-6152 (Domestic)
(201) 389-0879 (International)
Conference ID: 13761132

The live webcast will be accessible in the Investors section of the Company’s website or by following the direct link:

https://viavid.webcasts.com/starthere.jsp?ei=1767131&tp_key=12eae87cb3

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Pelthos’ website.

About Pelthos Therapeutics

Pelthos Therapeutics is a commercial-stage biopharmaceutical company focused on building and advancing a portfolio of differentiated cutaneous infectious disease products that address unmet patient needs. Zelsuvmi® (berdazimer) topical gel, 10.3%, the company’s lead product, is the first and only prescription therapy approved for use at home by patients, parents, and caregivers to treat molluscum contagiosum. The company’s portfolio of assets includes Xepi® (ozenoxacin) Cream, 1%, a topical treatment for impetigo, and Xeglyze® (abametapir), a topical treatment for head lice. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that we have achieved access to an additional $10.0 million under the Horizon facility and the likelihood that the lender, in its discretion, will grant access to such additional $10.0 million; (ii) the anticipated ongoing growth for Zelsuvmi; (iii) our belief that our continued commercial performance, paired with the Horizon facility and potential access to additional funds, subject to the lender’s discretion will provide us with the capital and flexibility needed to advance our business plan; (iv) the potential liming for the commercialization and anticipated launch of Xepi and Xeglyze; (v) our belief that the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business; and (vi) our belief that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072

Summary Financial Statements

Pelthos Therapeutics Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited) (in thousands)
	June 30, 2026	December 31, 2025
Cash and cash equivalents	$24,192	$17,973
Accounts receivable, net	14,482	8,858
Inventory	21,472	23,574
Total current assets	63,356	53,410
Total assets	137,356	130,397

Accounts payable	$5,853	$2,986
Accrued expenses	20,745	15,364
Total current liabilities	31,959	25,993
Total liabilities	138,857	91,516

Total stockholders' (deficit) equity	$(1,501)	$38,881
Total liabilities and stockholders' equity	137,356	130,397

Pelthos Therapeutics Inc.
Condensed Consolidated Statements of Operations (unaudited) (in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue
Net product revenues	$15,420	$—	$26,085	$—
License and collaboration revenues	183	—	424	—
Total revenue	15,603	—	26,509	—
Operating expenses
Cost of goods sold	3,610	—	5,283	—
Selling, general and administrative	27,673	2,716	48,777	4,356
Research and development	600	515	786	709
Amortization of intangible assets	1,043	—	2,074	—
Total operating expenses	32,926	3,231	56,920	5,065
Operating loss	(17,323)	(3,231)	(30,411)	(5,065)
Other (expense) income
Interest expense	(2,389)	(218)	(4,742)	(352)
Change in fair value of convertible debt	(3,705)	—	(13,337)	—
Total other expense	(6,094)	(218)	(18,079)	(352)
Net loss before provision for income taxes	(23,417)	(3,449)	(48,490)	(5,417)
Provision for income taxes	—	—	—	—
Net loss	$(23,417)	$(3,449)	$(48,490)	$(5,417)

Net loss per common share - basic and diluted	$(6.62)	$(5.29)	$(14.15)	$(8.56)

Weighted average number of common shares outstanding - basic and diluted	3,539,464	651,921	3,426,232	632,513

The table below sets forth the income statement for the second quarter of 2026 and the first quarter of 2026.

Pelthos Therapeutics Inc.
Condensed Consolidated Statements of Operations (unaudited) (in thousands except share and per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026
		(As Restated)
Revenue
Net product revenues	$15,420	$10,665
License and collaboration revenues	183	241
Total revenue	15,603	10,906
Operating expenses
Cost of goods sold	3,610	1,673
Selling, general and administrative	27,673	21,104
Research and development	600	186
Amortization of intangible assets	1,043	1,031
Total operating expenses	32,926	23,994
Operating loss	(17,323)	(13,088)
Other (expense) income
Interest expense	(2,389)	(2,353)
Change in fair value of convertible debt	(3,705)	(9,632)
Total other expense	(6,094)	(11,985)
Net loss before provision for income taxes	(23,417)	(25,073)
Provision for income taxes	—	—
Net loss	$(23,417)	$(25,073)

Net loss per common share - basic and diluted	$(6.62)	$(7.57)
Weighted average number of common shares outstanding - basic and diluted	3,539,464	3,311,742

Non-GAAP Financial Information

Adjusted EBITDA

To provide investors with additional information regarding the Company’s financial results, we have provided within this press release Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net loss adjusted to eliminate (i) stock-based compensation expense, (ii) the inventory valuation step-up recognized in cost of goods sold resulting from the July 1, 2025 acquisition of LNHC, Inc., as described below, (iii) change in fair value of convertible debt, (iv) non-recurring milestones due to license agreement counterparties, (v) interest expense, (vi) amortization of intangible assets, (vii) depreciation expense, and (viii) the provision for income taxes. We have provided a reconciliation below of Net Loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

The Company accounts for business acquisitions using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements (“ASC 820”), as of the acquisition date. As part of the July 1, 2025 acquisition of LNHC, Inc., the fair value of the inventory acquired was estimated using the top/down method that considers the estimated selling price, costs to complete, disposal costs, profit margin on disposal effort, and holding costs. Significant assumptions include management’s estimates for the selling price and the costs to be incurred related to the disposal effort of the inventory. The non-cash inventory valuation step-up from the acquisition of LNHC, Inc. is recognized within cost of goods sold in the periods presented.

We have included Adjusted EBITDA in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items from net loss in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP

The following table presents a reconciliation of Net Loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(23,417)	$(3,449)	$(48,490)	$(5,417)
Adjustments:
Stock-based compensation	2,760	394	4,668	850
Cost of goods sold basis step-up	2,295	—	3,934	—
Change in fair value of convertible debt	3,705	—	13,337	—
Non-recurring milestones	5,250	—	5,250	—
Interest expense	2,389	218	4,742	352
Amortization of intangible assets	1,043	—	2,074	—
Depreciation	278	—	747	—
Adjusted EBITDA	$(5,697)	$(2,837)	$(13,738)	$(4,215)